THE WARRANT REPRESENTED BY THIS CERTIFICATE ("WARRANTS") AND THE UNDERLYING WARRANT SHARES ("WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS MAY NOT BE EXERCISED, OFFERED OR SOLD UNLESS, IN EACH CASE, THE WARRANTS AND WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED AND ENCUMBERED EXCEPT PURSUANT TO THE PROVISIONS CONTAINED HEREIN.

                        WARRANTS TO PURCHASE COMMON STOCK

         MICROTEL INTERNATIONAL, INC., a Delaware corporation (the "Company") hereby grants to ___________________ (the "Holder") thirty seven thousand five hundred (37,500) transferable warrants (the "Warrants") for the purchase of common stock of the Company (the "Common Stock"), with each whole Warrant entitling the Holder to purchase one share of Common Stock (each a "Warrant Share" and collectively the "Warrant Shares") on the terms and subject to the conditions set forth herein.

         1. TERM. The Warrants may be exercised, in whole or in part, at any time and from time to time from the date hereof until 5:00 Pacific Time on May 3, 2002 (the "Exercise Period").

         2. EXERCISE PRICE. The initial exercise price of each whole Warrant shall be $0.75 per share ("Exercise Price"). The Exercise Price shall be subject to adjustment as provided in Section 9.

         3. EXERCISE OF WARRANTS. The Warrants are exercisable on the terms provided herein at any time during the Exercise Period by the surrender of this certificate to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, or a note in favor of the Company for a term not to exceed eighteen (18) months, of the amount of the aggregate Exercise Price of the Warrant Shares being purchased upon such exercise. The Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this certificate is surrendered together with the completed Notice of Exercise and payment in full as required above (the "Exercise Date"). The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter. In the event the Holder delivers a note as payment for its exercise of the Warrants, the Company shall retain possession of the Warrant Shares until such time as the note is paid in full. It shall be a condition to the exercise of the Warrants that the Holder or any transferee hereof provide an opinion of counsel reasonably satisfactory to the Company that the Warrants and the Act or that an exemption from the registration requirements of the Securities Act is available.

         4. FRACTIONAL INTEREST. In lieu of issuing fractional shares of Common Stock upon exercise of the Warrants, the Company may pay the Holder a cash amount determined by multiplying the fraction of a share otherwise issuable by the Fair Market Value of one share of Common Stock. For this purpose, "Fair Market Value" means the average closing sale price for the ten trading days immediately preceding the Exercise Date or, if there is no last-sale reporting for the Common Stock at such time, then the value as determined in good faith by the Board of Directors of the Company.

         5. WARRANTS CONFER NO RIGHTS OF STOCKHOLDER. The Holder shall not have any rights as a stockholder of the Company with regard to the Warrant Shares prior to the Exercise Date for any actual purchase of Warrant Shares.

         6. INVESTMENT REPRESENTATION. Neither the Warrants nor the Warrant Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or any state securities laws. The Holder acknowledges by signing this certificate that, as of the date of this Warrant and at the time of exercise that: (a) the Holder has acquired the Warrant or the Warrant Shares, as the case may be, for the Holder's own account; (b) the Holder has acquired the Warrants or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and (c) either the Holder has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the Holder's business or financial experience the Holder has the capacity to protect the Holder's own interests in connection with the transaction. The Holder agrees, by acceptance of this certificate, that any Warrant Shares purchased upon exercise of the Warrants may have to be held indefinitely, until registered and qualified for resale pursuant to Section 7, or until an exemption from registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company. The Holder, by acceptance of this certificate, consents to the placement of a restrictive legend (the "Legend") on the certificates representing any Warrant Shares that are purchased upon exercise of the Warrants during the applicable restricted period under Rule 144 or any other applicable restricted period under the Securities Act. The Legend shall be in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS IN THE WRITTEN LEGAL OPINION (APPROVED BY THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

         7. REGISTRATION RIGHTS. The Company shall have no obligation to register the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act") in a separate registration statement with the Securities and Exchange Commission (the "SEC") and accordingly, the Warrant Shares shall constitute "restricted securities" for purposes of the Securities Act and Holder will not be able to transfer such Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom and the certificate(s) evidencing the Warrant Shares to be issued shall contain a legend to the foregoing effect.

         8. RESERVATION OF SHARES. The Company agrees that, at all times during the Exercise Period, the Company will have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of the Warrants, a sufficient number of shares of its Common Stock to provide for the issuance of the Warrant Shares.

         9. ADJUSTMENT FOR CHANGES IN CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or reclassification of securities, change any of the securities into which the Warrants are exercisable into the same or a different number of securities of any class or classes, the Warrants shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares if the Warrant Shares had been outstanding immediately prior to such subdivision, combination, or reclassification. If shares of the Company's Common Stock are subdivided into a greater number of shares of Common Stock, the Exercise Price for the Warrant Shares upon exercise of the Warrants shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's Common Stock are combined into a smaller number of shares of Common Stock, the Exercise Price shall be proportionately increased, and the number of Warrant Shares shall be proportionately decreased.

         10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Warrants or the Warrant Shares (referred to herein as the "original certificate"), and in case of loss, theft or destruction, or indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the original certificate if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of the original certificate.

         11. ASSIGNMENT. The Warrants are fully transferable subject only to the applicable securities laws.

         12. GENERAL. This certificate shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California. The headings are for purposes of convenience and reference only and shall not be used to construe or interpret the terms of this certificate. The terms of this certificate may be amended, waived, discharged or terminated only by a written instrument signed by both the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on
______.

                                        MICROTEL INTERNATIONAL, INC.


                                        By:
                                           -------------------------------------
                                             Carmine T. Oliva
                                             Chairman of the board, President &
                                             Chief Executive Officer






Date:____________                       By:
                                           -------------------------------------
                                             (Authorized Signature)



                                        (Name and Title)

                               NOTICE OF EXERCISE


To: MicroTel International, Inc. (the "Company")

         1. The undersigned hereby elects to exercise a total of ____________ Warrants for the purchase of a like number of Warrant Shares, and tenders herewith payment of the Exercise Price for such shares in full.

         2. In exercising the Warrants, the undersigned hereby confirms and acknowledges that: (a) the Warrant Shares are being acquired solely for the account of the undersigned for investment and not with a view to or for sale in connection with any distribution; (b) the undersigned has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the undersigned's business or financial experience the undersigned has the capacity to protect the undersigned's own interests in connection with the exercise of the Warrants; and (c) the undersigned will not offer, sell or otherwise dispose of any of the Warrant Shares unless the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company.

         3. The undersigned hereby certifies that the undersigned has delivered to the Company an opinion of counsel to the effect that the Warrants and the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available.

         4. Please issue a certificate representing the Warrant Shares in the name of the Holder and deliver the certificate to the address set forth below.

         5. Please issue a new certificate representing the unexercised portion (if any) of the Warrants in the name of the Holder and deliver the certificate to the address set forth below.

Date:_____________
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                                     (Name)

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                                     (Authorized Signature)

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                                     Address for Delivery:

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